UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016

INTERNATIONAL BANCSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-09439	74-2157138
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1200 San Bernardo, Laredo, Texas	78040-1359
(Address of principal executive offices)	(ZIP Code)

(Registrant’s telephone number, including area code)  (956) 722-7611

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below);

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 250.13e-4 (c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 16, 2016, International Bancshares Corporation (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”), at which the Company submitted the following proposals to its shareholders for a vote:

(1)         To elect eleven (11) directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

(2)         To ratify the appointment of RSM US LLP, formerly known as McGladrey LLP, as independent auditors for the fiscal year ending December 31, 2016; and

(3)         To consider and approve a non-binding advisory resolution to approve the compensation of the Company’s named executives as described in the Compensation, Discussion and Analysis and the tabular disclosure regarding named executive officer compensation in the Proxy Statement.

The following table lists the final voting results for Proposals 1, 2 and 3 at the Annual Meeting:

					Broker
	For	Against	Withheld	Abstentions	Non-Votes
Election of Directors

Javier De Anda	52,069,716		234,039		9,472,701
Irving Greenblum	48,171,666		4,132,089		9,472,701
R. David Guerra	49,573,708		2,730,047		9,472,701
Douglas B. Howland	51,644,034		659,721		9,472,701
Imelda Navarro	47,164,607		5,139,148		9,472,701
Peggy J. Newman	50,326,538		1,977,217		9,472,701
Dennis E. Nixon	49,136,126		3,167,629		9,472,701
Larry A. Norton	51,643,015		660,740		9,472,701
Roberto R. Resendez	52,061,320		242,435		9,472,701
Leonardo Salinas	50,335,328		1,968,427		9,472,701
Antonio R. Sanchez, Jr.	45,972,073		6,331,682		9,472,701

Ratification of RSM US LLP	58,914,660	241,475		2,137	2,680,988

Non-binding Advisory Resolution on Compensation	51,883,911	393,055		25,968	9,472,701

Based on the foregoing results, each director nominee was elected by a majority vote standard, which is the voting standard required by the Company’s Articles of Incorporation for uncontested director elections.  Proposal 2 and 3 were approved by majority vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BANCSHARES CORPORATION
(Registrant)

By:	/s/ Dennis E. Nixon
Dennis E. Nixon, President and
Chairman of the Board

Date:  May 18, 2016